Exhibit 10.16

Performance-Based RSU Award Agreement

CROSSFIRST BANKSHARES, INC.
2018 OMNIBUS EQUITY INCENTIVE PLAN

LEGACY RESTRICTED STOCK UNIT AWARD AGREEMENT FOR RESTRICTED STOCK UNITS ORIGINALLY GRANTED UNDER THE
CROSSFIRST BANKSHARES, INC. NEW MARKET FOUNDER EQUITY INCENTIVE PLAN

Original Date of Grant of Legacy RSUs
(“Legacy Date of Grant”):

Number of Legacy RSUs Assumed:

This Legacy Restricted Stock Unit Award Agreement (this “Legacy RSU Award Agreement”), is entered into on ___________________________ (the “Legacy RSU Assumption Date”), by and between CrossFirst Bankshares, Inc., a Kansas Corporation (the “Company”) and _________________ (the “Grantee”).

RECITALS:

A.   Effective [Date], the Company adopted the CrossFirst Bankshares, Inc. 2018 Omnibus Equity Incentive Plan (the “Plan”).  The terms of the Plan allow the Company to assume currently outstanding equity awards (“Legacy Awards”) granted under the Company’s previously-adopted equity compensation plans (each a “Legacy Plan”) before the Effective Date of the Plan.

B.   The Grantee is a Service Provider of the Company or one of its Affiliates to whom a restricted stock unit Legacy Award was granted under the CrossFirst Bankshares, Inc. New Market Founder Equity Incentive Plan (the “Original RSUs”) before the Effective Date.

C.   The Board has authorized the Company to assume the Original RSUs and substitute and replace such Original RSUs as a Legacy Award under the Plan (the “Legacy RSUs”) provided that the terms and conditions of this Legacy RSU Award Agreement and the Plan shall supersede and replace the terms and conditions of the Legacy RSUs’ original award agreement and the applicable Legacy Plan as of the Legacy RSU Assumption Date.

AGREEMENT:

In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

Section 1.   Incorporation of the Plan.  All provisions of this Legacy RSU Award Agreement and the rights of the Grantee hereunder are subject in all respects to the provisions of the Plan, the terms of which are incorporated herein by reference, and the powers of the Committee therein provided.  Capitalized terms used in this Legacy RSU Award Agreement but not defined herein have the meanings set forth in Plan.

Performance-Based RSU Award Agreement

Section 2.   Assumption of Legacy RSUs.  The Company hereby assumes the Legacy RSUs granted to the Grantee on the Legacy Date of Grant shown above and continues to maintain the Legacy RSUs in a separate account maintained on the books of the Company (the “Account”).  The number of Legacy RSUs maintained in the Account shall equal that number of Legacy RSUs identified above opposite the heading “Number of Legacy RSUs Assumed.”  On any date, the value of each Legacy RSU shall equal the Fair Market Value of a Share and each Legacy RSU shall alternatively represent a right to receive one Share, if the applicable terms and conditions are satisfied.  The Grantee’s interest in the Account shall make Grantee only a general, unsecured creditor of the Company.  The Legacy RSUs may not be sold, transferred, gifted, bequeathed, pledged, assigned, or otherwise alienated or hypothecated, voluntarily or involuntarily.  The rights of the Grantee with respect to the Legacy RSUs shall remain forfeitable at all times prior to the Settlement Date, as defined below.

Section 3.   Settlement of Legacy RSUs.  The Legacy RSUs may be settled by delivering to the Grantee or his or her Beneficiary, as applicable, a number of Shares equal to the whole number of Shares underlying the Legacy RSUs then held by the Grantee (or a specified portion of the Legacy RSUs in the event of any partial settlement).  The date on which the Company issues Shares to the Grantee in connection with “vesting” of a Legacy RSU is the “Settlement Date.”

Except as specifically provided elsewhere under the Plan, the restrictions on Legacy RSUs subject to this Legacy RSU Award Agreement will lapse and the Legacy RSUs will be settled in accordance with the original performance vesting terms and conditions in the Original RSUs’ award agreement and reproduced below:

[Insert Performance Goal Vesting Terms and Conditions from Original Grant Notice]

Notwithstanding the foregoing, (a) the Committee may, in its sole discretion, accelerate the Settlement Date for any or all of the Legacy RSUs, if in its judgment the performance of the Grantee has warranted such acceleration and/or such acceleration is in the best interests of the Company and (b) if the Grantee’s position as a Service Provider with the Company or any of its Affiliates is terminated by reason of the Grantee’s death or “disability,” the Settlement Date of the Legacy RSUs automatically will be accelerated to the date of the Grantee’s termination as a Service Provider, and the Grantee shall vest in a pro rata portion of the Legacy RSUs as if the target performance goal had been achieved.  For purposes of this Legacy RSU Award Agreement, “disability” shall mean the Grantee’s physical or mental impairment falling within the definition of “disability” as such term or any comparable term is defined in any disability insurance policy covering the Grantee at the time of such disability.  The Grantee covenants and agrees to submit to a reasonable physical examination by a licensed medical doctor acceptable to the Company for the purpose of evaluating whether the Grantee is disabled. All determinations as to the date and extent of disability shall be made by the Committee, upon the basis of such evidence, as the Committee deems necessary and desirable.

Payment of the Shares following the Settlement Date shall be made by the Company to the Grantee within the 60 day period following the Settlement Date.

Performance-Based RSU Award Agreement

Section 4.   Cancellation of Legacy RSUs.  Unless otherwise provided in this Section 4 or in the Plan, if, prior to the final Settlement Date, the Grantee’s position as a Service Provider to the Company or any of its Affiliates is terminated for any reason (other than the Grantee’s death or “disability”) or no reason, the Grantee shall thereupon immediately forfeit any and all unsettled Legacy RSUs, all such unsettled Legacy RSUs shall be cancelled, and the Grantee shall have no further rights under this Legacy RSU Award Agreement.  For purposes of this Legacy RSU Award Agreement, the transfer of employment between the Company and any of its Affiliates (or between Affiliates) shall not constitute a termination of the Grantee’s position as a Service Provider.

4.1   Cancellation due to Interference with Company’s Business.  Notwithstanding anything to the contrary contained in this Legacy RSU Award Agreement or the Plan, the Company, in its sole discretion, shall have the right to suspend and/or cause the Grantee to forfeit all rights, vested or otherwise, to receive any or all benefits otherwise due under this Legacy RSU Award Agreement with respect to the Grantee’s Legacy RSUs, if the Grantee, at any time, directly or indirectly, solicits, interferes with, or attempts to interfere with, any of the Company’s, or its Affiliates’, customer or employee relationships that existed on the date the Grantee ceased to a Service Provider or during the 6 month period following the date on which the Grantee ceased to be a Service Provider.  The foregoing shall apply without regard to whether the Grantee’s actions or release of information, as the case may be, has any demonstrable adverse effect on the Company or its Affiliates. Any determination made by Company with regard to suspension and/or forfeitures under this Section 4.1 shall be final and conclusive.

4.2   Cancellation after Grantee Ceases to be a Service Provider.  In the event the Grantee is found, within 12 months following the date he or she ceased to be a Service Provider, to have, during the time the Grantee was a Service Provider and during the 6 month period thereafter, willfully engaged in conduct which was demonstrably and materially injurious to the Company, monetarily or otherwise, the Grantee shall promptly return to the Company all benefits that the Grantee received under this Legacy RSU Award Agreement during the last 12 months the Grantee was a Service Provider.

Section 5.   Dividends and Voting. Prior to the Legacy RSUs’ Settlement Date, the Grantee shall not be entitled to receive dividends or Dividend Equivalent payments for any dividends paid by the Company on Shares, whether payable in Stock, in cash or in kind.  The Grantee will have no voting rights with respect to any of the Legacy RSUs.

Section 6.   Tax Withholding.  The Grantee shall be required to pay to the Company, and the Company shall have the right to deduct from any compensation paid to the Grantee pursuant to the Plan, the amount of any federal, state, and local withholding obligations of the Company with respect to the Legacy RSUs.  The Company will not deliver Shares to the Grantee under this Legacy RSU Award Agreement unless the Grantee has remitted (or in appropriate cases agrees to remit) or otherwise provided for the satisfaction of any withholding obligation.  Unless specifically denied by the Committee, the Grantee may elect to satisfy any such withholding obligations by one or a combination of the following methods:

(a)   payment of an amount in cash equal to the amount to be withheld;

Performance-Based RSU Award Agreement

(b)   payment by tendering previously acquired Shares (either actually or by attestation) valued at the Share’s then Fair Market Value and equal to the amount to be withheld;

(c)   requesting that the Company withhold from the Shares otherwise issuable to the Grantee Shares having a Fair Market Value equal to or less than the amount to be withheld; or

(d)   withholding from any other compensation otherwise due to the Grantee.

To the extent the Committee permits withholding through either the payment of previously acquired Shares or withholding from Shares otherwise issuable to the Grantee, any such withholding shall be in accordance with any rules or established procedures for election by Participants, including any rules or restrictions relating to the period of time any previously acquired Shares have been held or owned, including any elections, the irrevocability of any election, or any special rules relating to a Grantee who is an officer of the Company within the meaning of Section 16 of the 1934 Act.

Section 7.   No Right to Continue as a Service Provider.  Neither the Plan nor this Legacy RSU Award Agreement confers upon the Grantee any right to be retained in any position as an Employee, Consultant, or Director of the Company.  Further, nothing in the Plan or this Legacy RSU Award Agreement shall be construed to limit the discretion of the Company to terminate the Grantee as a Service Provider at any time, with or without Cause.

Section 8.   Effect of a Change in Control.    In the event of a “change in control” the Settlement Date of any outstanding and unvested Legacy RSUs automatically will be accelerated to the date of the change in control and the Grantee shall vest in all the Legacy RSUs as if the target performance goal had been achieved. For purposes of this Legacy RSU Award Agreement, “change in control” means a change in ownership of a substantial portion of the Company’s assets, a change in the majority of the members of the Board without the approval of the incumbent Board or the closing of a merger or consolidation of the Company with any other company, which would result in the owners of the voting securities of the Company outstanding immediately prior thereto owning (either by remaining outstanding or by being converted into voting securities of the surviving entity) less than 50% of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger or consolidation.

Section 9.   Compliance with Law.  The issuance and transfer of Shares shall be subject to compliance by the Company and the Grantee with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s Shares may be listed. No Shares shall be issued with respect to the Legacy RSUs unless and until any then applicable requirements of state or federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel. The Grantee understands that the Company is under no obligation to register the Shares with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance.

Section 10.   Notices.  Any notice required to be delivered to the Company under this Legacy RSU Award Agreement shall be in writing and addressed to the General Counsel and Corporate Secretary of the Company at the Company’s principal corporate office.  Any notice required to be delivered to the Grantee under this Legacy RSU Award Agreement shall be in writing and addressed to the Grantee at the Grantee’s address as shown in the records of the Company.  Either party may designate another address in writing (or such other method approved by the Company) from time to time.

Performance-Based RSU Award Agreement

Section 11.   Governing Law.  This Legacy RSU Award Agreement will be construed and interpreted in accordance with the laws of the State of Kansas without regard to conflict of law principles.

Section 12.   Adjustments.  If any change is made to the outstanding Stock or capital structure of the Company, if required, the Legacy RSUs shall be adjusted or terminated in any manner as contemplated by the Plan.

Section 13.   Amendment.  This Legacy RSU Award Agreement may be amended in a manner that is materially adverse to the Grantee only by a writing executed by the parties hereto which specifically states that it is amending this Legacy RSU Award Agreement.

Section 14.   Repayment.  In the event the Board, or an appropriate committee thereof composed of “independent directors,” as defined in NASDAQ Marketplace Rule 4200(a)(15), determines that any fraud, negligence or intentional misconduct by any Service Provider was a significant contributing factor to the Company having to restate all or a portion of its financial statements, the Board will take, in its discretion, such action as it deems necessary to remedy the misconduct and prevent its recurrence. Such actions may include requiring reimbursement of all Legacy RSUs and compensation paid to the Grantee under this Legacy RSU Award Agreement.

Section 15.   Interpretation.  Any dispute regarding the interpretation of this Legacy RSU Award Agreement shall be submitted by the Grantee or the Company to the Committee for review.  The resolution of such dispute by the Committee shall be final and binding on the Grantee and the Company.

Section 16.   Titles.  Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Legacy RSU Award Agreement.

Section 17.   Section 409A Compliance.   It is the intent of the Company that all payments made under this Legacy RSU Award Agreement will be exempt from Section 409A of the Code and the Treasury regulations and guidance issued thereunder (“Section 409A”) pursuant to the “short-term deferral” exemption.    Notwithstanding any provision of the Plan or this Legacy RSU Award Agreement to the contrary, (i) this Legacy RSU Award Agreement shall not be amended in any manner that would cause any amounts payable hereunder that are not subject to Section 409A to become subject thereto (unless they also are in compliance therewith), and the provisions of any purported amendment that may reasonably be expected to result in such non-compliance shall be of no force or effect with respect to this Legacy RSU Award Agreement and (ii) the Company, to the extent it deems necessary or advisable in its sole discretion, reserves the right, but shall not be required, to unilaterally amend or modify this Legacy RSU Award Agreement to reflect the intention that the Plan qualifies for exemption from or complies with Section 409A in a manner that as closely as practicable achieves the original intent of this Legacy RSU Award Agreement and with the least reduction, if any, in overall benefit to a Grantee to comply with Section 409A on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A.  Neither the Company nor the Committee makes any representation that this Legacy RSU Award Agreement shall be exempt from or comply with Section 409A and makes no undertaking to preclude Section 409A from applying to this Legacy RSU Award Agreement.

Performance-Based RSU Award Agreement

Section 18.   Successors and Assigns.  The Company may assign any of its rights under this Legacy RSU Award Agreement. This Legacy RSU Award Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Legacy RSU Award Agreement will be binding upon the Grantee and the Grantee’s beneficiaries, executors, administrators and the person(s) to whom the Legacy RSUs may be transferred by will or the laws of descent or distribution.

Section 19.   Severability.  The invalidity or unenforceability of any provision of the Plan or this Legacy RSU Award Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Legacy RSU Award Agreement, and each provision of the Plan and this Legacy RSU Award Agreement shall be severable and enforceable to the extent permitted by law.

Section 20.   No Impact on Other Benefits. The value of the Grantee’s Legacy RSUs is not part of his or her normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit.

Section 21.   Counterparts. This Legacy RSU Award Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Legacy RSU Award Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

Section 22.   Acceptance of Assumption and Substitution of Award Agreement.  The Grantee hereby acknowledges receipt of a copy of the Plan and this Legacy RSU Award Agreement. The Grantee has read and understands the terms and provisions thereof, and accepts the assumption of the Original RSUs and the substitution for the Legacy RSUs under the Plan and the substitution of this Legacy RSU Award Agreement for the previous agreement between the Company and the Grantee with respect to the Original RSUs.  The Grantee further acknowledges that from the Legacy RSU Assumption Date forward, the Original RSUs are subject to all of the terms and conditions of the Plan and this Legacy RSU Award Agreement.

Section 23.   Entire Agreement and Binding Effect.  This Legacy RSU Award Agreement and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof.  They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) that relate to the subject matter hereof.  Except as expressly stated herein to the contrary, this Legacy RSU Award Agreement will be binding upon and inure to the benefit of the respective heirs, legal representatives, successors and assigns of the parties hereto.

Performance-Based RSU Award Agreement

[Signature Page Follows]

The parties to this Legacy RSU Award Agreement have executed this Legacy RSU Award Agreement as of the date provided in the preamble to this Agreement.

CROSSFIRST BANKSHARES, INC.

By:

Name:

Title:

[GRANTEE NAME]

By:

Name: